EXHIBIT 23.1

M&K CPAS, PLLC
(Letterhead)

The Board of Directors
Z Trim Holdings, Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 4, 2012, relating to the Company's financial statements appearing in the Form 10-K for the year ended December 31, 2011.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC

Houston, Texas
December 17, 2012